Exhibit 5.1

December 23, 2022

Indaptus Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Re:	Indaptus Therapeutics, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 23, 2022 (the “Registration Statement”). This opinion letter is being furnished to you in connection with your filing of the Registration Statement. The Registration Statement relates to the resale of up to 4,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”) of which, (i) 142,450 shares (the “Initial Commitment Shares”) have been issued as initial commitment shares to Lincoln Park Capital Fund, LLC (the “Selling Stockholder”) pursuant to that certain Purchase Agreement between the Company and Selling Stockholder, dated as of December 22, 2022 (the “Purchase Agreement”), (ii) up to 76,220 shares (the “Additional Commitment Shares”) are issuable as additional commitment shares pursuant to that certain Purchase Agreement, and (iii) 3,781,330 shares (the “Purchase Shares”) are reserved for future issuance pursuant to that certain Purchase Agreement.

For the purpose of rendering this opinion, we (i) examined copies of such corporate records, organizational documents, agreements, documents and other instruments of the Company and other certificates and documents of officials of the Company, public officials, and others, as we have deemed appropriate for purposes of this letter, (ii) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (iii) made such investigations of law as we have deemed appropriate as a basis for such opinion.

In conducting our investigation, we assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all copies submitted to us as conformed, certified, or reproduced copies, and (iv) that the Company will have sufficient authorized and unissued shares of common stock available with respect to any of the Shares issued after the date of this letter.

Based upon, subject to and limited by the foregoing, we are of the opinion that: (i) the Initial Commitment Shares are duly authorized and validly issued, fully paid and non-assessable, and (ii) the Additional Commitment Shares and the Purchase Shares have been duly authorized and, when issued and delivered by the Company in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

C. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP